                                                                   EXHIBIT 4.3


THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS.


                      AMERICAN PSYCH SYSTEMS HOLDINGS, INC.

                     -----------------------------------
                             STOCK PURCHASE WARRANT
                     -----------------------------------

                                 August 18, 2000

     1. GRANT. AMERICAN PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (hereinafter the "Company"), for value received hereby grants to KENNETH A. KESSLER, M.D., a resident of Maryland (collectively with successors and registered assigns, "Holder") under the terms herein the right to purchase Seventy-Five Thousand (75,000) of the fully paid and nonassessable shares of the Company's authorized but unissued $0.001 par value Class A common stock at a purchase price of One Cent ($0.01) per share, as such number of shares and price may be adjusted in accordance herewith.

     2. NOTE. This Warrant has been issued under the terms of a Promissory Note of the Company dated this date (the "Note"). The Holder is entitled to the benefits of the Note and all of the exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder.

     3. DEFINITIONS.

        (a) COMMON STOCK is defined as the $0.001 par value Class A Common Shares of the Company.

        (b) WARRANT SHARES is defined as the shares of Common Stock issued or issuable hereunder, referred to collectively.

     4. TERM. The right to exercise this Warrant shall expire three (3) years after the date hereof.

     5. EXERCISE PRICE. Unless otherwise provided herein, the exercise price for each Warrant Share purchasable hereunder shall be One Cent ($0.01).

     6. EXCHANGE OF SHARES FOR EXERCISE PRICE. The Holder at its option may provide the Exercise Price under this Warrant by reducing the number of shares for which the Warrant is otherwise exercisable by the number of shares having fair market value equal to the Exercise Price. In the case where the Exercise Price is less than the value of one (1) share, the said Exercise Price will increase to equal the fair market value of one (1) share.

     7. HOLDER'S REDEMPTION RIGHTS. The Holder will share ratably in any redemption of stock by the Company. If the Company shall redeem or otherwise purchase for value any of its Common Stock prior to full exercise of this Warrant, the Holder, at its option, may receive, at the time of such redemption or purchase, the same proceeds it would have been entitled to receive if this Warrant had been exercised in full prior to such redemption or purchase.

     8. EXERCISE PROCEDURE. This Warrant may be exercised by presenting it and tendering the exercise price in legal tender or by bank's, cashier's or certified check to the Company at its address, along with a written subscription substantially in the form of EXHIBIT A hereof. The date on which this Warrant is thus surrendered, accompanied by tender or payment as hereinbefore or hereinafter provided, is referred to herein as the "Exercise Date". The Company shall forthwith at its expense (including the payment of issue taxes) issue and deliver the proper number of shares, and such shares shall be deemed issued for all purposes as of the opening of business on the Exercise Date notwithstanding any delay in the actual issuance.

     9. SALE OR EXCHANGE OF COMPANY OR ASSETS. If prior to issuance of stock under this Warrant the Company sells or exchanges all or substantially all of its assets, or all or substantially all the Common Stock of the Company is sold or exchanged to any party other than the Holder, then the Holder at its option may receive, in lieu of the stock otherwise issuable hereunder, such money or property it would have been entitle to receive if this Warrant had been exercised prior to such sale or exchange.

     10. SALE OF WARRANT OR SHARES. Neither this Warrant nor other shares of common stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. Neither this Warrant nor any shares issued pursuant to it may be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement for this Warrant or the subject shares, as the case may be, under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or
(ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause any certificate or certificates evidencing all or any of the shares issued upon exercise hereof prior to said registration and qualification to bear the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

     11. CERTAIN STOCK ACTIONS. If the Company shall subdivide its shares of Common Stock by stock split, stock dividend or otherwise, the number of Warrant Shares issuable upon the exercise hereof shall proportionately increase and the Exercise Price shall proportionately decrease and, conversely, if the Company shall combine its outstanding shares of Common Stock by stock combination, reverse split or otherwise, the number of Warrant Shares issuable upon exercise hereof shall proportionately decrease and the Exercise Price shall proportionately increase.

     12. REORGANIZATION AND MERGERS. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the ompany is the surviving corporation), or in case of any sale, transfer or other disposition to another corporation of all or substantially all of the property, assets, business and goodwill of the Company, the Holder of this Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provision shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction which the Warrant entitled the Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer or other disposition, and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 12 with respect to rights and interest thereafter of the Holder of this Warrant to the end that the provisions of this Section 12 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.

     13. FRACTIONAL SHARES. No certificate for fractional shares shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall purchase any such fractional interest calculated to the nearest cent.

     14. NOTICE. Whenever the Exercise Price is adjusted as herein provided, the Company shall forthwith deliver to the Holder a statement signed by the President or the Treasurer of the Company stating the adjusted Exercise Price and number of shares determined as herein specified. Such statement shall show in detail the facts requiring such adjustment, including a statement of the consideration received by the Company for any additional stock issued.

     15. LIQUIDATION OR DISSOLUTION. In case the Company shall, at any time during the term of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise of this Warrant and prior to any such distribution in dissolution or liquidation, to receive on such exercise, in lieu of the shares of Common Stock which the Holder would have been entitled to receive, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such liquidation distribution.

     16. TRANSFER. This Warrant shall be registered on the books of the Company which shall be kept at its principal office for that purpose. This Warrant and all rights hereunder are not transferable to any Person, in whole or in part, except a member of the immediate family of the Holder or a trust for their benefit.

     17. REPLACEMENT OF WARRANT. At the request of the Holder and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) if required by the Company, upon delivery of an indemnity agreement with surety in such reasonable amount as the Company may determine thereof, the Company at its expense will issue in lieu thereof a new Warrant of like tenor.

     18. INVESTMENT COVENANT. The Holder by its acceptance hereof covenants that this Warrant is, and any stock issued hereunder will be, acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulation.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf by its undersigned officer, and its corporate seal to be hereunto affixed, as of the date first above written.

SEAL:                                    AMERICAN PSYCH SYSTEMS
                                         HOLDINGS, INC.



Attest: /s/ Laura Fisher                 By: /s/ Kenneth A. Kessler
       ----------------------------          -------------------------------
                                             Name: Kenneth A. Kessler, MD
            Laura Fisher, Secretary          Title: President & CEO
       ----------------



STATE OF   Maryland           )
         ---------------------
                              )  ss:
COUNTY OF  Montgomery         )
          --------------------

         Personally appeared before me, a Notary Public in and for the jurisdiction aforesaid, Kenneth A. Kessler, MD, made known to me as the President & CEO of American Psych Systems Holdings, Inc., a Delaware corporation, who acknowledged the foregoing as the true act and deed of such corporation this 21st day of August, 2000.

                                       /s/ Joseph Magha
                                       -------------------------------------
                                       Notary Public

[Notarial Seal]

My Commission Expires: September 25, 2001
                       --------------------

                                    EXHIBIT A

                            IRREVOCABLE SUBSCRIPTION

To:  American Psych Systems Holdings, Inc.

Ladies and Gentlemen:

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ______________________ shares of the Class A common stock of the Company, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of


-------------------------------------------------------------------------------
(Name)

-------------------------------------------------------------------------------
(Address)

-------------------------------------------------------------------------------
(Taxpayer Number)

and deliver to:

-------------------------------------------------------------------------------
(Name)

-------------------------------------------------------------------------------
(Address)

The exercise price of $_____________ is enclosed [OR _____________ SHARES UNDER THE WARRANT ARE FORFEITED PURSUANT TO SECTION 6 OF THE WARRANT].

Date:
     ------------------------

Signed:                                          (Name of Holder, Please Print)
       -----------------------------------------

-------------------------------------------------------------------------------
(Address)

-------------------------------------------------------------------------------
(Signature)

                                      A-1